Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Valpey-Fisher Corporation on Form S-8 (File No. 333-116001, effective May 28, 2004, File No. 333-67726, effective August 16, 2001, File No. 333-94491, effective January 12, 2000 and File No. 033-77554, post-effective amendments November 1, 1999) of our report dated March 1, 2011, with respect to the consolidated financial statements of Valpey-Fisher Corporation included in this annual report on form 10-K for the years ended December 31, 2010 and 2009.

/s/ Stowe & Degon, LLC

Westborough, Massachusetts
March 28, 2011

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